Exhibit 99.1
Revlon Announces Bank Amendments and Launch of Cash Tender Offer
for Outstanding 9 1/2% Senior Notes
NEW YORK— November 6, 2009 — Revlon, Inc. (NYSE: REV) today announced that its wholly-owned operating subsidiary, Revlon Consumer Products Corporation (“RCPC”), has received all of the required lender consents to amend its bank term loan credit agreement and bank revolver credit agreement to permit RCPC to conduct certain refinancing transactions on a variety of terms and conditions, including terms that would permit RCPC to seek to refinance its 9 1/2% Senior Notes due April 2011 (the “Notes”) on a secured basis.
Revlon also announced that RCPC has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its Notes, as described below. The Tender Offer is described in an offer to purchase, dated November 6, 2009 and related letter of transmittal (together the “Offering Materials,” including any amendments or supplements to the foregoing). RCPC currently intends to redeem Notes not purchased in the Tender Offer. The Tender Offer is conditioned on, among other things, RCPC obtaining financing proceeds of at least $330 million to be used, together with other cash, to pay the Tender Offer Consideration (as defined below).
Upon the terms and subject to the conditions described in the Offering Materials, RCPC is offering to purchase for cash the Notes below:

Dollars per $1,000 Principal
		Aggregate	Amount of Notes
		Principal		Early
	CUSIP	Amount	Tender Offer	Tender	Total
Title of Note	Number	Outstanding	Consideration	Premium	Consideration
9 1/2% Senior Notes due 2011	761519 AV9	$340,550,000	$1,023.75	$5.00	$1,028.75
The Tender Offer will expire at 11:59 p.m., New York City time, on December 7, 2009, or any other date and time to which we may extend the Tender Offer (the “Expiration Date”), unless earlier terminated. The consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be the tender offer consideration for the Notes set forth in the table above (the “Tender Offer Consideration”).
Notes validly tendered in the Tender Offer at or prior to 5:00 p.m., New York City time, on November 20, 2009 and accepted for purchase will receive the total consideration set forth in the table above (the “Total Consideration”) which is equal to the Tender Offer Consideration plus the early tender premium set forth in the table above (the “Early Tender Premium”). Notes validly tendered in the Tender Offer after November 20, 2009, but before the Expiration Date and accepted for purchase will receive the Tender Offer Consideration, but not the Early Tender Premium. In addition, all Notes validly tendered in the Tender Offer on or prior the Expiration Date and accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

Payment for Notes that are validly tendered in the Tender Offer at or prior to November 20, 2009 and accepted for purchase will be made promptly after November 20, 2009. Payment for Notes that are validly tendered in the Tender Offer after November 20, 2009 and at or prior to the Expiration Date and accepted for purchase will be made promptly after the Expiration Date. No tenders of the Notes will be valid if submitted after the Expiration Date.
Tenders of the Notes may be withdrawn from the Tender Offer at any time at or prior to, but not after, 5:00 p.m., New York City time, on November 20, 2009.
Citigroup Global Markets Inc. is the sole dealer manager of the Tender Offer. U.S. Bank National Association has been retained to serve as the depositary and information agent. Persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (toll) (212) 723-6106. Requests for copies of the Offering Materials and other related materials should be directed to U.S. Bank National Association at (toll-free) (800) 934-6802.
None of RCPC or its affiliates, its board of directors, the dealer manager, the depositary and information agent or the trustee for the Notes makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes in the Tender Offer. This press release is neither an offer to purchase, nor a solicitation of an offer to sell, the Notes or any other securities. The Tender Offer is made only by the Offering Materials. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of RCPC by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
Forward-Looking Statements
Statements made in this press release, which are not historical facts, including statements about the plans of Revlon, Inc. and RCPC (together, the “Company”) and their strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company’s beliefs, expectations, focus and/or plans regarding future events, including as to RCPC’s plans to conduct (i) certain refinancing transactions on a variety of terms and conditions, including terms that would permit RCPC to seek to refinance its 9 1/2% Senior Notes due April 2011 on a secured basis; and (ii) an offer to purchase for cash any and all of RCPC’s 9 1/2% Senior Notes. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2009 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs or the inability of RCPC to consummate, in whole or in part, any future refinancing of its 9 1/2% Senior Notes on a secured basis or the offer to purchase for cash any and all of RCPC’s 9 1/2% Senior Notes, including due to our inability to obtain sources of financing to fund any or all of the Total Consideration or due to market conditions or other factors. Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this press release.
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About Revlon
Revlon is a worldwide cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirants/deodorants and beauty care products company. The Company’s vision is to provide glamour, excitement and innovation to consumers through high-quality products at affordable prices. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company’s brands, which are sold worldwide, include Revlon®, Almay®, ColorSilk®, Mitchum ®, Charlie ®, Gatineau® and Ultima II ®.
Contacts
Revlon, Inc.
Steven Berns, +1-212-527-5181
Executive Vice President and Chief Financial Officer
Source: Revlon, Inc.